    As filed with the Securities and Exchange Commission on October 1, 1999.
                                                         Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ____________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                             ____________________

                            VINTAGE PETROLEUM, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                 73-1182669
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)

                            110 West Seventh Street
                             Tulsa, Oklahoma 74119
   (Address of registrant's principal executive offices, including zip code)

                      Vintage Petroleum, Inc. 401(k) Plan
                           (Full title of the plan)

                          CHARLES C. STEPHENSON, JR.
                             Chairman of the Board
                            110 West Seventh Street
                             Tulsa, Oklahoma 74119
                                (918) 592-0101
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
                             ____________________

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                             Proposed maximum
      Title of securities           Amount to be              offering price         Proposed maximum            Amount of
       to be registered              registered                per share         aggregate offering price     registration fee
Common Stock, par value $.005        600,000 shares (1)         $12.2125(2)            $7,327,500(2)             $2,038
==================================================================================================================================

(1) The shares of Common Stock being registered consist of shares to be acquired by the Trustee pursuant to the Vintage Petroleum, Inc. 401(k) Plan (the "Plan") for the accounts of Plan participants. Each share of Common Stock is accompanied by a Preferred Share Purchase Right pursuant to the Rights Agreement dated March 16, 1999, with ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The fee is calculated on the basis of the average of the high and low prices for the registrant's Common Stock reported on the New York Stock Exchange Composite Tape on September 24, 1999.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. This Registration Statement further includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the Plan as the result of any future stock split, stock dividend, or similar adjustment of the registrant's outstanding Common Stock.

                               EXPLANATORY NOTE

     This Registration Statement relates to the registration of additional shares of Common Stock of the registrant to be acquired by the Trustee pursuant to the Vintage Petroleum, Inc. 401(k) Plan (the "Plan") for the accounts of Plan participants. The contents of the registrant's Registration Statement on Form S-8, Registration No. 333-09205, filed with the Securities and Exchange Commission on July 30, 1996 (the "Prior Registration Statement"), including all amendments thereto, are hereby incorporated by reference. The Items below contain information required in this Registration Statement that was not included in the Prior Registration Statement.

                                    PART II

              Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

      The following documents heretofore filed by the registrant or the Plan, as the case may be, with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

      (1) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

      (2) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, and June 30, 1999;

      (3) The registrant's Current Reports on Form 8-K dated February 26, 1999, March 22, 1999, June 17, 1999, and September 8, 1999;

      (4) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A, dated July 18, 1990, including any amendment or report heretofore or hereafter filed for the purpose of updating the description of the registrant's Common Stock contained therein;

      (5) The description of the registrant's Preferred Share Purchase Rights contained in the registrant's Registration Statement on Form 8-A, dated March 22, 1999, including any amendment or report heretofore or hereafter filed for the purpose of updating the description of the registrant's Preferred Share Purchase Rights contained therein; and

      (6) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1998.

      In addition, all documents subsequently filed by the registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 8.    Exhibits.

     The following are filed as exhibits to this Registration Statement:

      Exhibit
      Number                           Description
     ---------     -------------------------------------------------


     23.1*         Consent of Arthur Andersen LLP.
     23.2*         Consent of Netherland, Sewell & Associates, Inc.
     23.3*         Consent of DeGolyer and MacNaughton.
     24.*          Power of Attorney (set forth on the signature page to this
                   Registration Statement).


     NOTE: The opinion of counsel contemplated by Item 601(b)(5)(i) of Regulation S-K is not filed herewith since the shares of Common Stock being registered are not original issue shares.

____________________

     * Filed herewith.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 30th day of September, 1999.

                                    VINTAGE PETROLEUM, INC.


                                    By:   /s/ C. C. Stephenson, Jr.
                                          ----------------------------
                                          C. C. Stephenson, Jr.
                                          Chairman of the Board


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints C. C. Stephenson, Jr., S. Craig George and William C. Barnes, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

       Signature                         Title                      Date
       ---------                         -----                      ----

/s/ C. C. Stephenson, Jr.     Director and Chairman of the    September 30, 1999
----------------------------
C. C. Stephenson, Jr.         Board


/s/ Jo Bob Hille              Director and Vice Chairman of   September 30, 1999
----------------------------
Jo Bob Hille                  the Board


/s/ S. Craig George           Director, President and Chief   September 30, 1999
----------------------------
S. Craig George               Executive Officer (Principal
                              Executive Officer)

       Signature                     Title                         Date
       ---------                     -----                         ----
/s/ William C. Barnes         Director, Executive Vice       September 30, 1999
----------------------------
William C. Barnes             President, Chief Financial
                              Officer and Treasurer
                              (Principal Financial Officer)

/s/ Bryan H. Lawrence         Director                       September 30, 1999
----------------------------
Bryan H. Lawrence

/s/  John T. McNabb, II       Director                       September 30, 1999
----------------------------
John T. McNabb, II

/s/ Michael F. Meimerstorf    Vice President and Controller  September 30, 1999
----------------------------
Michael F. Meimerstorf        (Principal Accounting Officer)



     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 30th day of September, 1999.

                              VINTAGE PETROLEUM, INC. 401(k) PLAN

                              By:   Vintage Petroleum, Inc.
                                    Plan Administrator

                                    By:     /s/ Michael F. Meimerstorf
                                          -----------------------------
                                          Michael F. Meimerstorf
                                          Vice President and Controller

                               INDEX TO EXHIBITS

Exhibit
Number                                        Description
-------        -------------------------------------------------------------------------------------
  23.1*        Consent of Arthur Andersen LLP.

  23.2*        Consent of Netherland, Sewell & Associates, Inc.

  23.3*        Consent of DeGolyer and MacNaughton.

  24.*         Power of Attorney (set forth on the signature page to this Registration Statement).

____________________

    * Filed herewith.